Exhibit 99.1

Vistra Reports Third Quarter 2020 Results Above Expectations and Reaffirms 2020 and 2021 Guidance

IRVING, Texas — Nov. 4, 2020 — Vistra (NYSE: VST):

Financial Highlights

•

Delivered third quarter 2020 Net Income of $442 million and Net Income from Ongoing Operations[1] of $502 million. Third quarter 2020 Ongoing Operations Adjusted EBITDA[1] was $1,185 million—results above expectations for the quarter.

•

Reaffirmed 2020 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted Free Cash Flow before Growth[1] (FCFbG) guidance ranges, as raised and narrowed on Sept. 29, of $3,485 to $3,685 million and $2,375 to $2,575 million, respectively, an expected Adjusted EBITDA to Adjusted FCFbG conversion of ~69%. Full-year 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG currently tracking above raised guidance midpoints despite pandemic tail event.

•

Reaffirmed 2021 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges, initiated on Sept. 29, of $3,075 to $3,475 million and $1,765 to $2,165 million, respectively, an expected Adjusted EBITDA to Adjusted FCFbG conversion of ~60%.

•	Paid a quarterly dividend of $0.135 per share on Sept. 30, 2020, to shareholders of record as of Sept. 16, 2020, or $0.54 per share on an annualized basis.

•

Announced a long-term capital allocation plan, with expectation to return ~$2.7 billion to its financial stakeholders over the next two years through debt repayment, dividends, and share repurchases, while simultaneously reinvesting to transition its generation portfolio. Currently one notch below investment grade credit ratings and on positive outlook with all three rating agencies, supporting potential for upgrades to investment grade in 2021.

($ in millions, other than per share)	2021	2022
Debt Reduction	~$550
Enhanced Dividend[2]	$0.58/share	$0.76/share
Share Repurchases	Up to $1,500
Transformation Growth	~$650	~$500

Vistra – Press Release

Nov. 4, 2020, Page 2

•

Projected to achieve nearly $700 million of the ~$760 million of identified Dynegy, Crius Energy (Crius), and Ambit Energy (Ambit) transaction synergies and Operations Performance Initiative EBITDA value lever targets by year-end 2020. Vistra expects to realize and achieve the EBITDA value lever targets as follows:

	Realized in Year	Achieved by YE
2020	$622	$697
2021	$726	$756

Portfolio Transformation

•

Announced today an agreement to acquire the Texas electric retail customers of Infinite Energy and Veteran Energy at an estimated EV/EBITDA multiple of ~3.7 times, expanding Vistra’s retail footprint in the attractive Texas market with a gain of ~60,000 residential customer equivalents.

•

Announced, during its Sept. 29 investor event, the development of nearly 1,000 MW of renewable generation projects in Texas, including six solar and one battery energy storage facilities, and the intention to retire an incremental ~6,800 MW of coal-fueled generation in Illinois and Ohio, solidifying steps to transition Vistra’s generation portfolio to cleaner generation resources and reduce its carbon footprint.

•

Launched Vistra Zero, a generation portfolio consisting of ~4,000 MW of zero-carbon generation resources, including its existing nuclear, solar, and energy storage facilities, as well as its announced emission-free projects under development. With investments requiring less than a quarter of Vistra’s expected Adjusted FCFbG, Vistra Zero is projected to reach more than 8,000 MW by 2030, representing nearly 25% of Vistra’s Adjusted EBITDA.

ESG Highlights

•

Accelerated its greenhouse gas (GHG) emissions reduction targets with a goal to achieve a 60% reduction, up from 50%, in CO2 equivalent emissions by 2030, as compared to a 2010 baseline, and a long-term objective to achieve net-zero carbon emissions, up from an 80% reduction target, by 2050.

•

Published its 2020 Climate Report in accordance with the recommendations set forth by the Task Force on Climate-related Financial Disclosures (TCFD), discussing various climate-related risks and opportunities that Vistra management has identified as influencing the company’s long-term strategy.

•

Expanded the responsibilities of the Compensation Committee of the Board of Directors (Board) to oversee Vistra’s social responsibility initiatives, including diversity, equity and inclusion, talent management, and culture and community involvement. This committee will now be referred to as the Social Responsibility and Compensation Committee. Vistra’s ESG priorities are governed by the Sustainability and Risk, Social Responsibility and Compensation, and Nominating and Governance Committees of the Board with the full Board maintaining overall oversight.

•

Continued its commitment to employee and contractor health and safety through sustained temperature testing and entry questionnaires at Vistra’s corporate offices and plant sites, requiring proper personal protective equipment, including facial coverings, and reworking processes to maximize social distancing at work locations, assisting with access to virus testing if necessary, and maintaining a work-from-home policy for all employees with remote-work capabilities.

•

Distributed $250,000 in Hunger Action Month (September) donations through Vistra’s family of brands in the communities where the company operates, as the number of Americans experiencing hunger continues to surge with the ongoing pandemic.

•

Provided $230,000 for the purchase of nearly 2,000 computers, which were given, free-of-charge, to low-income families without a computer in the home, equipping students with the technology needed for online learning. Through this partnership with Comp-U-Dopt, a non-profit organization that provides technology access and education to underserved youth, Vistra assisted students in Dallas, Fort Worth, and Chicago.

Vistra – Press Release

Nov. 4, 2020, Page 3

•

Supported customers and communities during the pandemic by providing safe and reliable power, maintaining customer service levels at all-time highs, donating $2 million to non-profits and social service agencies, and assisting 12,400 customers impacted by COVID-19 to pay their electric bills through $3.1 million in donations.

•

Committed $10 million in donations over the next five years to support organizations that grow minority-owned small businesses, enhance economic development, and provide educational opportunities for students from diverse backgrounds.

(1)

Excludes the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)	Based on management’s anticipated recommendations; subject to Board’s approval at the applicable time.

Summary of Financial Results for Third Quarter Ended Sept. 30, 2020

	Three Months Ended		Nine Months Ended
($in millions)	Sept. 30, 2020	Sept. 30, 2019[2]	Sept. 30, 2020	Sept. 30, 2019[2]
Net Income	$442	$114	$651	$692
Ongoing Operations Net Income[1]	$502	$168	$742	$795
Ongoing Operations Adjusted EBITDA[1]	$1,185	$1,077	$2,964	$2,618

Adjusted EBITDA by Segment
Retail[3]	$(140)	$(87)	$572	$463
Texas	$1,000	$823	$1,477	$1,183
East	$245	$254	$691	$734
West	$23	$24	$59	$48
Sunset	$67	$73	$185	$205
Corp./Other	$(10)	$(10)	$(20)	$(15)
Asset Closure	$(48)	$(17)	$(79)	$(64)

For the three months ended Sept. 30, 2020, Vistra reported Net Income of $442 million, Net Income from Ongoing Operations1 of $502 million, and Ongoing Operations Adjusted EBITDA1 of $1,185 million. Vistra’s third quarter 2020 Net Income was $328 million higher than third quarter 2019 Net Income, driven primarily by an increase in unrealized net gains on hedging transactions. Vistra’s third quarter Adjusted EBITDA from Ongoing Operations was $108 million higher than third quarter 2019 results2, primarily driven by higher margins in its Texas segment.

Vistra reported third quarter Adjusted EBITDA from the Retail segment of $(140) million, $53 million lower than third quarter 2019 results, driven by higher volumes from the Crius and Ambit acquisitions during negative margin months due to the seasonality of Texas retail margins. Third quarter Adjusted EBITDA from the generation segments4, on an aggregate basis, totaled $1,325 million, $161 million higher than third quarter 2019 results2 driven by higher margins in the Texas segment.

Vistra – Press Release

Nov. 4, 2020, Page 4

For the first nine months of 2020, Vistra reported Net Income of $651 million, Net Income from Ongoing Operations1 of $742 million and Ongoing Operations Adjusted EBITDA1 of $2,964 million. Vistra’s Net Income for the first nine months of 2020 was $41 million lower than first nine months of 2019 Net Income, driven primarily by a decrease in unrealized gains on hedging transactions. Ongoing Operations Adjusted EBITDA for the first nine months of 2020 was $346 million higher than the first nine months of 20192, driven primarily by higher margins in the Texas segment and the acquisitions of Crius and Ambit.

“Vistra’s very strong performance during the first three quarters of the year has positioned the company to achieve year-end results firmly above our recently raised 2020 guidance midpoint,” said Curt Morgan, Vistra’s president and chief executive officer. “This will mark the fifth year in a row where Vistra has delivered financial results exceeding our guidance midpoint, with 2020 results achieved despite a tail-event pandemic. We have a team that knows how to operate cost-effectively and flexibly to extract the embedded option value from our portfolio. Since taking over the company in 2016, we have meaningfully reduced our cost structure, strengthened the balance sheet to position the business to achieve investment grade credit ratings, and enhanced the integrated model. We are now set-up to reinvest in our business as we transform our generation fleet for a sustainable future, while providing double-digit returns to our investors on an annual basis. Vistra has positioned the company to continue to transform our operations to both succeed, and lead, as the country evolves to combat climate change, without sacrificing reliability or financial performance, and with the right asset and business mix for today and the right strategic direction for the creation of long-term value and a sustainable future.”

(1)

Excludes results from the Asset Closure segment. Net Income from Ongoing Operations and Ongoing Operations Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

(2)

Q3 2019 and YTD 2019 Ongoing Operations Net Income increased $46 million and $66 million, respectively, and Q3 2019 and YTD 2019 Ongoing Operations Adjusted EBITDA increased by $13 million and $32 million, respectively, due to the recast of four Illinois plants retired in 2019 to the Asset Closure segment.

(3)

Retail Adjusted EBITDA is negative in the third quarter due to the seasonality of power costs in Texas. Margins are higher in the first, second, and fourth quarters, offsetting the negative third quarter margins.

(4)	Includes Texas, East, West, Sunset, and Corp./Other.

Guidance

($ in millions)	2020	2021
Ongoing Ops. Adj. EBITDA[1]	$3,485 – 3,685	$3,075 – 3,475
Ongoing Ops. Adj. FCFbG[1]	$2,375 – 2,575	$1,765 – 2,165

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra is reaffirming both its 2020 and 2021 Ongoing Operations guidance ranges, forecasting 2020 Ongoing Operations Adjusted EBITDA of $3,485 to $3,685 million, 2020 Ongoing Operations Adjusted FCFbG of $2,375 to $2,575 million, 2021 Ongoing Operations Adjusted EBITDA of $3,075 to $3,475 million, and 2021 Ongoing Operations Adjusted FCFbG of $1,765 to $2,165 million.

Vistra – Press Release

Nov. 4, 2020, Page 5

Capital Allocation

Vistra continued to reduce its debt obligation within the quarter as it approaches its long-term leverage target of 2.5x net debt to EBITDA. During the third quarter, Vistra repaid ~$750 million of debt, consisting of ~$166 million aggregate principal amount of Vistra’s 8.125% senior unsecured notes due 2026, $550 million of outstanding borrowings under its revolving credit facility, and ~$35 million of other debt including term loan amortization and borrowings under the forward capacity agreement. Year-to-date, Vistra has reduced its debt by ~$1,150 million.

On Sept. 29, Vistra announced its long-term capital allocation plan for 2021 and 2022, which includes continued debt reduction, an enhanced dividend1, a $1.5 billion authorized share repurchase program, and planned capital expenditures for transformational growth. The $1.5 billion share repurchase program authorized by the Board will begin Jan. 1, 2021, does not have an expiration date, and replaces any authorization under Vistra’s existing repurchase plan that remains at the end of 2020. Vistra has not repurchased additional shares under its existing repurchase program since November 2019, as debt reduction has remained the priority year-to-date. Net shares outstanding are ~489 million as of Oct. 30, 2020.

(1)	Based on management’s anticipated recommendations; subject to Board’s approval at the applicable time

Liquidity

As of Sept. 30, 2020, Vistra had total available liquidity of ~$2,557 million, including cash and cash equivalents of $500 million and $2,057 million of availability under its revolving credit facility.

Earnings Webcast

Vistra will host a webcast today, Nov. 4, 2020, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra – Press Release

Nov. 4, 2020, Page 6

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 5 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is the largest competitive residential electricity provider in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently constructing a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, which will be the largest of its kind in the world when it comes online. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about Vistra’s environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place

Vistra – Press Release

Nov. 4, 2020, Page 7

undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon the contemplated strategic, capital allocation, and performance initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2019 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Nov. 4, 2020, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating revenues	$3,552	$3,194	$8,919	$8,949
Fuel, purchased power costs and delivery fees	(1,469)	(1,687)	(3,832)	(4,287)
Operating costs	(457)	(397)	(1,249)	(1,153)
Depreciation and amortization	(410)	(424)	(1,284)	(1,213)
Selling, general and administrative expenses	(268)	(246)	(755)	(637)
Impairment of long-lived assets	(272)	—	(356)	—

Operating income	676	440	1,443	1,659
Other income	8	6	19	45
Other deductions	—	(4)	(35)	(9)
Interest expense and related charges	(101)	(224)	(541)	(720)
Impacts of Tax Receivable Agreement	58	(62)	44	(26)
Equity in earnings of unconsolidated investment	—	3	4	13

Income before income taxes	641	159	934	962
Income tax expense	(199)	(45)	(283)	(270)

Net income	$442	$114	$651	$692
Net (income) loss attributable to noncontrolling interest	1	(1)	14	2

Net income attributable to Vistra Energy	$443	$113	$665	$694

Vistra – Press Release

Nov. 4, 2020, Page 9

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2020	2019
Cash flows — operating activities:
Net income	$651	$692
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,512	1,394
Deferred income tax expense, net	264	254
Impairment of long-lived assets	356	—
Loss on disposal of investment in NELP	29	—
Unrealized net gain from mark-to-market valuations of commodities	(444)	(625)
Unrealized net loss from mark-to-market valuations of interest rate swaps	181	275
Asset retirement obligation accretion expense	33	40
Impacts of Tax Receivable Agreement	(44)	26
Stock-based compensation	46	35
Other, net	115	12
Changes in operating assets and liabilities:
Margin deposits, net	60	129
Accrued interest	(97)	15
Accrued taxes	(35)	(31)
Accrued employee incentive	(20)	(53)
Other operating assets and liabilities	(257)	(340)

Cash provided by operating activities	2,350	1,823

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(838)	(474)
Crius acquisition (net of cash acquired)	—	(374)
Proceeds from sales of nuclear decommissioning trust fund securities	291	354
Investments in nuclear decommissioning trust fund securities	(307)	(370)
Proceeds from sale of environmental allowances	91	32
Purchases of environmental allowances	(210)	(169)
Proceeds from sale of assets	23	6
Other, net	23	16

Cash used in investing activities	(927)	(979)

Cash flows — financing activities:
Issuances of long-term debt	—	4,600
Repayments/repurchases of debt	(955)	(4,668)
Net borrowings under accounts receivable securitization program	175	261
Borrowings under Revolving Credit Facility	1,075	100
Repayments under Revolving Credit Facility	(1,425)	(100)
Stock repurchase	—	(632)
Dividends paid to stockholders	(198)	(181)
Debt tender offer and other financing fees	(17)	(170)
Other, net	(3)	6

Cash used in financing activities	(1,348)	(784)

Net change in cash, cash equivalents and restricted cash	75	60
Cash, cash equivalents and restricted cash — beginning balance	475	693

Cash, cash equivalents and restricted cash — ending balance	$550	$753

Vistra – Press Release

Nov. 4, 2020, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$109	$925	$100	$29	$(385)	$(276)	$502	$(60)	$442
Income tax expense	—	—	—	—	—	199	199	—	199
Interest expense and related charges (a)	2	(2)	2	(3)	1	101	101	—	101
Depreciation and amortization (b)	67	138	181	5	13	17	421	10	431

EBITDA before Adjustments	178	1,061	283	31	(371)	41	1,223	(50)	1,173
Unrealized net (gain)/ loss resulting from hedging transactions	(316)	(78)	(40)	(9)	122	—	(321)	—	(321)
Generation plant retirement expenses	—	—	—	—	43	—	43	—	43
Fresh start/purchase accounting impacts	(6)	—	6	—	—	—	—	—	—
Impacts of Tax Receivable Agreement	—	—	—	—	—	(58)	(58)	—	(58)
Non-cash compensation expenses	—	—	—	—	—	16	16	—	16
Transition and merger expenses	1	—	(5)	—	—	2	(2)	—	(2)
Impairment of long-lived assets	—	—	—	—	272	—	272	—	272
Loss on disposal of investment in NELP	—	—	—	—	—	—	—	—	—
COVID-19-related expenses (c)	—	2	—	—	1	—	3	—	3
Other, net	3	15	1	1	—	(11)	9	2	11

Adjusted EBITDA	$(140)	$1,000	$245	$23	$67	$(10)	$1,185	$(48)	$1,137

(a)	Includes $11 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

Vistra – Press Release

Nov. 4, 2020, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$433	$1,482	$119	$49	$(465)	$(876)	$742	$(91)	$651
Income tax expense	—	—	—	—	—	283	283	—	283
Interest expense and related charges (a)	8	(6)	6	(6)	2	537	541	—	541
Depreciation and amortization (b)	229	427	540	14	73	48	1,331	10	1,341

EBITDA before Adjustments	670	1,903	665	57	(390)	(8)	2,897	(81)	2,816
Unrealized net (gain)/ loss resulting from hedging transactions	(114)	(449)	(37)	(1)	157	—	(444)	—	(444)
Generation plant retirement expenses	—	—	—	—	43	—	43	—	43
Fresh start/purchase accounting impacts	1	(4)	23	—	14	—	34	—	34
Impacts of Tax Receivable Agreement	—	—	—	—	—	(44)	(44)	—	(44)
Non-cash compensation expenses	—	—	—	—	—	46	46	—	46
Transition and merger expenses	8	(2)	1	—	—	10	17	—	17
Impairment of long-lived assets	—	—	—	—	356	—	356	—	356
Loss on disposal of investment in NELP	—	—	29	—	—	—	29	—	29
COVID-19-related expenses (c)	—	12	2	—	3	1	18	—	18
Other, net	7	17	8	3	2	(25)	12	2	14

Adjusted EBITDA	$572	$1,477	$691	$59	$185	$(20)	$2,964	$(79)	$2,885

(a)	Includes $181 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $57 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

Vistra – Press Release

Nov. 4, 2020, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 20191

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$573	$(10)	$14	$41	$(97)	$(353)	$168	$(54)	$114
Income tax expense	—	—				45	45	—	45
Interest expense and related charges (a)	8	(2)	3	—	2	213	224	—	224
Depreciation and amortization (b)	86	146	170	5	21	16	444	—	444

EBITDA before Adjustments	667	134	187	46	(74)	(79)	881	(54)	827
Unrealized net (gain)/ loss resulting from hedging transactions	(769)	682	60	(21)	127	—	79	—	79
Generation plant retirement expenses	—	—	—	—	11	—	11	38	49
Fresh start / purchase accounting impacts	(12)	—	—	(1)	8	—	(5)	(3)	(8)
Impacts of Tax Receivable Agreement	—	—	—	—	—	62	62	—	62
Non-cash compensation expenses	—	—	—	—	—	12	12	—	12
Transition and merger expenses	24	5	1	—	2	5	37	1	38
Other, net	3	2	6	—	(1)	(10)	—	1	1

Adjusted EBITDA	$(87)	$823	$254	$24	$73	$(10)	$1,077	$(17)	$1,060

[1]	Q3 2019 results increased by $13 million due to the recast of four Illinois plants retired in 2019 to the Asset Closure segment.

(a)	Includes $76 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in the Texas segment.

Vistra – Press Release

Nov. 4, 2020, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 20191

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$3	$1,346	$263	$79	$166	$(1,062)	$795	$(103)	$692
Income tax expense	—	—	—	—	—	270	270	—	270
Interest expense and related charges (a)	16	(7)	10	—	5	696	720	—	720
Depreciation and amortization (b)	204	438	506	14	59	45	1,266	—	1,266

EBITDA before Adjustments	223	1,777	779	93	230	(51)	3,051	(103)	2,948
Unrealized net (gain)/ loss resulting from hedging transactions	192	(616)	(74)	(45)	(82)	—	(625)	—	(625)
Generation plant retirement expenses	—	—	—	—	11	—	11	38	49
Fresh start / purchase accounting impacts	17	—	4	(3)	10	—	28	(2)	26
Impacts of Tax Receivable Agreement	—	—	—	—	—	26	26	—	26
Non-cash compensation expenses	—	—	—	—	—	36	36	—	36
Transition and merger expenses	24	11	5	1	26	15	82	—	82
Other, net	7	11	20	2	10	(41)	9	3	12

Adjusted EBITDA	$463	$1,183	$734	$48	$205	$(15)	$2,618	$(64)	$2,554

[1]	YTD 2019 results increased by $32 million due to the recast of four Illinois plants retired in 2019 to the Asset Closure segment.

(a)	Includes $275 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $53 million in the Texas segment.

Vistra – Press Release

Nov. 4, 2020, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2020 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$897	$1,053	$(87)	$(77)	$810	$976
Income tax expense	249	293	—	—	249	293
Interest expense and related charges (a)	657	657	—	—	657	657
Depreciation and amortization (b)	1,750	1,750	—	—	1,750	1,750

EBITDA before Adjustments	$3,553	$3,753	$(87)	$(77)	$3,466	$3,676
Unrealized net (gain)/loss resulting from hedging transactions	(364)	(364)	—	—	(364)	(364)
Fresh start / purchase accounting impacts	31	31	—	—	31	31
Impacts of Tax Receivable Agreement	47	47	—	—	47	47
Non-cash compensation expenses	59	59	—	—	59	59
Transition and merger expenses	40	40	1	1	41	41
Other, net	119	119	1	1	120	120

Adjusted EBITDA guidance	$3,485	$3,685	$(85)	$(75)	$3,400	$3,610
Interest paid, net	(514)	(514)	—	—	(514)	(514)
Tax (paid)/received (c)	136	136	—	—	136	136
Tax receivable agreement payments	(1)	(1)	—	—	(1)	(1)
Working capital and margin deposits	17	17	(5)	(5)	12	12
Reclamation and remediation	(34)	(34)	(94)	(94)	(128)	(128)
Other changes in other operating assets and liabilities	(129)	(129)	(3)	(3)	(132)	(132)

Cash provided by operating activities	$2,960	$3,160	$(187)	$(177)	$2,773	$2,983
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(704)	(704)	—	—	(704)	(704)
Solar and Moss Landing development and other growth expenditures	(377)	(377)	—	—	(377)	(377)
(Purchase)/sale of environmental credits and allowances	(253)	(253)	—	—	(253)	(253)
Other net investing activities	(1)	(1)	7	7	6	6

Free cash flow	$1,625	$1,825	$(180)	$(170)	$1,445	$1,655
Working capital and margin deposits	(17)	(17)	5	5	(12)	(12)
Solar and Moss Landing development and other growth expenditures	377	377	—	—	377	377
Purchase/(sale) of environmental credits and allowances	253	253	—	—	253	253
Transition and merger expenses	114	114	10	10	124	124
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow before growth guidance	$2,375	$2,575	$(165)	$(155)	$2,210	$2,420

[1]	Regulation G Table for 2020 Guidance prepared as of September 29, 2020.

(a)	Includes unrealized loss on interest rate swaps of $181 million (an incremental loss of $202 million from prior 2020 guidance).
(b)	Includes nuclear fuel amortization of $74 million.
(c)	Includes state tax payments.

Vistra – Press Release

Nov. 4, 2020, Page 15

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2021 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$607	$920	$(80)	$(60)	$527	$860
Income tax expense	195	283	—	—	195	283
Interest expense and related charges (a)	429	429	—	—	429	429
Depreciation and amortization (b)	1,650	1,650	—	—	1,650	1,650

EBITDA before Adjustments	$2,881	$3,282	$(80)	$(60)	$2,801	$3,222
Unrealized net (gain)/loss resulting from hedging transactions	59	59	—	—	59	59
Fresh start / purchase accounting impacts	2	2	—	—	2	2
Impacts of Tax Receivable Agreement	75	75	—	—	75	75
Non-cash compensation expenses	45	45	—	—	45	45
Transition and merger expenses	10	10	—	—	10	10
Other, net	3	2	—	—	3	2

Adjusted EBITDA guidance	$3,075	$3,475	$(80)	$(60)	$2,995	$3,415
Interest paid, net	(456)	(456)	—	—	(456)	(456)
Tax (paid)/received (c)	(60)	(60)	—	—	(60)	(60)
Tax receivable agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	60	60	—	—	60	60
Reclamation and remediation	(38)	(38)	(100)	(100)	(138)	(138)
Other changes in other operating assets and liabilities	1	1	(6)	(6)	(5)	(5)

Cash provided by operating activities	$2,579	$2,979	$(186)	$(166)	$2,393	$2,813
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(771)	(771)	—	—	(771)	(771)
Solar and Moss Landing development and other growth expenditures	(687)	(687)	—	—	(687)	(687)
(Purchase)/sale of environmental credits and allowances	(29)	(29)	—	—	(29)	(29)
Other net investing activities	(20)	(20)	6	6	(14)	(14)

Free cash flow	$1,072	$1,472	$(180)	$(160)	$892	$1,312
Working capital and margin deposits	(60)	(60)	—	—	(60)	(60)
Solar and Moss Landing development and other growth expenditures	687	687	—	—	687	687
Purchase/(sale) of environmental credits and allowances	29	29	—	—	29	29
Transition and merger expenses	28	28	—	—	28	28
Transition capital expenditures	9	9	—	—	9	9

Adjusted free cash flow before growth guidance	$1,765	$2,165	$(180)	$(160)	$1,585	$2,005

[1]	Regulation G Table for 2021 Guidance prepared as of September 29, 2020.

(a)	Includes unrealized gain on interest rate swaps of $52 million.
(b)	Includes nuclear fuel amortization of $82 million.
(c)	Includes state tax payments.